UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2026

TOTALIGENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41803	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 FAU Boulevard, Suite 400 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 360-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12b of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2026, Totaligent, Inc. (the “Company”) entered into a Binding Letter of Intent (the “LOI”) with GloMed Solutions Limited Liability Company (“GloMed”). The LOI sets forth the principal terms for a proposed joint venture (the “JV”) to integrate the Aetherium Medical platform with GloMed’s operations and the grant of a call option for the Company to acquire GloMed. GloMed distributes a proven portfolio of advanced biologics and medical devices and has secured distribution through a proprietary network of 20+ key opinion leaders and specialty clinics in the high-growth APAC markets. GloMed has approximately $10 million in annual revenue and $1 million in free cash flow.

Key terms include:

- Formation of the JV, to which GloMed will contribute its infrastructure, expertise, relationships, reputation, and related assets, and the Company will contribute the Aetherium Medical platform, intellectual property, know-how, and related assets.

 - GloMed will retain its current baseline income, with all incremental revenue generated through the JV shared at a to-be-determined ratio based on cost structures for scaling.

- Governance of the JV will include a board consisting of three seats, filled by Edward DeFeudis, Don Heath, and Ivan Klarich, with the Company appointing three board seats for strategic control.

- The JV is structured on a contribution basis with no initial cash consideration at closing, targeting commencement of operations approximately four weeks following execution of the LOI.

- Grant of a binding call option to the Company to purchase 100% of the equity (or assets, as mutually agreed) of GloMed, including JV interests, at any time during the one-year period following JV closing, for consideration of $3,000,000 in cash plus the issuance of 15% of the Company’s outstanding common stock (or equivalent equity interest) on a post-closing, fully diluted basis. The equity is intended to qualify for favorable tax treatment to the extent possible.

- The transaction is structured with no assumption of liabilities unless expressly agreed.

- The parties intend to negotiate and execute definitive agreements (including joint venture agreement, asset contribution and IP assignment agreements, call option agreement, and other customary documents) within approximately four weeks, targeting a March 22, 2026 JV closing.

The LOI contains binding provisions regarding exclusivity (through April 22, 2026 or earlier termination), confidentiality, expenses, and governing law (Delaware, with certain matters subject to Japanese law). The remaining provisions are non-binding and reflect the parties’ intent to proceed in good faith. Closing remains subject to due diligence, execution of definitive agreements, no material adverse change, and other conditions, including, for the call option exercise, completion of a PCAOB-compliant audit.

The foregoing description is qualified in its entirety by reference to the LOI, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Binding Letter of Intent, dated February 22, 2026, between Totaligent, Inc. and GloMed Solutions Limited Liability Company.
107	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOTALIGENT, INC.

Date: February 25, 2026	By:	/s/ EDWARD C DEFEUDIS
EDWARD C DEFEUDIS
CEO

3